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                                                                   EXHIBIT 10(S)

                           NON-COMPETITION AGREEMENT


          THIS NON-COMPETITION AGREEMENT, dated as of November 9, 1993 ("Agreement"), is entered into by and among Zapata Corporation, a Delaware corporation ("Zapata"), and Peter M. Holt and Benjamin D. Holt, Jr. (individually and collectively, the "Holts");

                             W I T N E S S E T H:

          WHEREAS, Zapata and the Holts are parties to the Merger, Purchase and Sale Agreement dated as of August 5, 1993, as amended (as so amended, the "Merger, Purchase and Sale Agreement") pursuant to which Zapata will merge with and purchase, as of the date of this Agreement, the natural gas compression business (the "Business") conducted by Energy Industries, Inc., Cormar Rental Co., Cormar Industries Co. and ENERQUIP, Inc. (collectively, the "Companies") which are owned by the Holts and certain other shareholders of the Companies; and

          WHEREAS, it is a condition to the closing of the transactions contemplated in the Merger, Purchase and Sale Agreement that the parties hereto execute and deliver this Agreement; and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

            1. Each of the Holts hereby covenants and agrees that, except as otherwise consented to in writing by Zapata, at any time for a period of three years following the date of this Agreement, the Holts will not, directly or indirectly, acting alone or as an officer, director, employee, consultant, representative, partner or equity security holder of any corporation, partnership or other business entity:

               (a) knowingly engage in any business in competition with the
                   Business as it is conducted on the date of this Agreement, within the geographical borders of the states of Arkansas, Louisiana, Kansas, New Mexico, Oklahoma and Texas (the "Marketing Area");

               (b) knowingly request any present customer or supplier of the
                   Business to curtail or cancel its business with Zapata with respect to the Business;
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                      (c) knowingly disclose to any person, firm or corporation
                          any substantial and material details of organization or business affairs of Zapata, or any names of past or present customers of Zapata; or

                      (d) induce or attempt to influence any present or
                          prospective employee of Zapata, as of the Closing Date under the Merger, Purchase and Sale Agreement, to terminate his employment.

                    Notwithstanding the foregoing, however, nothing contained in this Agreement shall prohibit the Holts from purchasing and holding as an investment not more than 5% of any class for the issued and outstanding and publicly traded (on a recognized national or regional securities exchange or in the over-the-counter market) security of any corporation, partnership or other business entity which conducts a business in competition with the Business.

                    2. Notwithstanding anything contained herein to the
              contrary, however, in the event that Zapata shall determine that the Holts have breached any of the covenants and agreements set forth in Paragraph 1 hereof, Zapata shall provide the Holts with written notice of such breach, including a description of the facts and nature thereof, and Zapata's demand that the Holts cease such activities, and the Holts shall, as soon as practicable thereafter but in any event not later than ninety
              (90) days from the date of such written notice, cure any such breach.

                    3. In consideration for the Holts' execution, delivery and performance of this Agreement, upon the execution and delivery of this agreement, Zapata will pay an aggregate amount of $4,572,369 to Peter M. Holt and Benjamin D. Holt, Jr. as follows: Peter M. Holt will receive $3,886,514 and Benjamin D. Holt, Jr. will receive $685,855.

                    4. The Holts agree and acknowledge that Zapata does not have any adequate remedy at law for the breach by the Holts of the covenants and agreements set forth in paragraph 1, and that any breach by the Holts of the covenants and agreements set forth in paragraph 1 would result in irreparable injury to Zapata. The Holts further agree and acknowledge that Zapata may, in addition to the other remedies which may be available to Zapata, file a suit in equity to enjoin the Holts from such breach, and consent to the issuance of injunctive relief hereunder.

                    5. Notwithstanding anything contained in this Agreement to the contrary, the Holts shall have the right, but not the obligation, to apply to Zapata for a waiver letter in advance of Holts' contemplated action of engaging in any business or activity in the Marketing Area that may be construed as competitive with the Business. In such case, Holts shall submit to Zapata a letter containing a full and complete description of the contemplated business or activity in which the Holts intend to

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     engage, a list of all other known participants in the Holts' proposed activity or business, a description of the role of the Holts and the geographical location where the contemplated business or activity will be operated or engaged in. Zapata shall be obligated to make a good faith determination with respect to such contemplated business or activity and to respond to the Holts affirmatively or negatively by written letter within thirty (30) days of the receipt of such written notice, as hereinafter defined. In such response letter Zapata shall advise the Holts of whether it considers that such described activity would or would not be in violation of the covenant not to compete hereinabove set forth. Upon the failure by Zapata to respond to the Holts within thirty (30) days of receipt of written notice from the Holts, the proposed activity or business as set forth in the Holts' letter shall be deemed to be approved by Zapata and not in violation of this Agreement.

           6. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Texas, without regard to principles of conflicts of law.

           7. In the event that any provision contained in this Agreement shall, for any reason, be judicially declared to be invalid, illegal, unenforceable or void in any respect, such declaration shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereto agree that the part or parts of this Agreement so declared to be invalid, illegal, unenforceable or void in any respect will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part had never been included herein. In the event that the length of time or the scope of the covenants set forth in
     Section 1 hereof is deemed too restrictive in any court proceedings, the court may reduce such restrictions to those it deems reasonable under the circumstances.

           8. This Agreement shall not be assigned by a party without the consent of the other parties hereto.

           9. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile transmission or by registered or certified mail, postage prepaid, return receipt requested, as follows:

               If to the Holts, then to:

                   Holt Companies
                   c/o B. D. Holt Co., d/b/a
                   Holt Company of Texas
                   S.W.W. White at Holt Avenue
                   San Antonio, Texas 78220
                   Facsimile Number: 210/648-0079

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                   with a copy (which shall not constitute notice) to:

                   Gresham, Davis, Gregory, Worth & Moore
                   A Professional Corporation
                   112 East Pecan Street
                   Suite 900
                   San Antonio, Texas 78205-1204
                   Facsimile Number: 210/226-5154
                   Attention: Marshall B. Miller, Jr.

               If to Zapata Corporation then to:

                   Zapata Corporation
                   One Riverway, Suite 2200
                   777 South Post Oak Lane
                   Houston, Texas 77056
                   Facsimile Number: 713/940-6111
                   Attention: Corporate Secretary

                   with a copy (which shall not
                   constitute notice) to:

                   Baker & Botts, L.L.P.
                   3000 One Shell Plaza
                   Houston, Texas 77002
                   Facsimile Number: 713/229-1522
                   Attention: Roy L Nolen

     or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or electronically transmitted or sent after mailing thereof.

           10. This Agreement represents the entire understanding of the parties hereto relating to the subject matter hereof, supersedes any prior agreements between the parties and the terms and provisions of this Agreement may not be modified or amended, except in writing. Any failure or delay on the part of either party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

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           IN WITNESS WHEREOF, the parties hereto have duly executed this
 Agreement as of the date first written above.

                             ZAPATA CORPORATION



                             By: /s/ THOMAS H. BOWERSOX
                                 -----------------------------
                                     Thomas H. Bowersox
                                     Executive Vice President


                             Benjamin D. Holt. Jr.
                             ---------------------------------

                             By: /s/ KENNETH R. KAMP
                                 -----------------------------
                                     Kenneth R. Kamp
                                     Attorney-In-Fact


                             /s/ PETER M. HOLT
                             --------------------------------
                                 Peter M. Holt

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